Exhibit 23.1
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                          CONSENT OF INDEPENDENT ACCOUNTANTS


               We consent to the incorporation by reference in this Registration Statement on Form S-8 of Advanced Mammography Systems, Inc. (the "Company") of our report dated November 29, 1995 on the financial statements of the Company for the nine month period ended September 30, 1995 and for each of the years in the two-year period ended December 31, 1994 and for the period July 2, 1992 (inception) to September 30, 1995 appearing in the Company's Transition Report on Form 10-K for the transition period from January 1, 1995 to September 30, 1995.


          /s/ Richard A. Eisner & Company, LLP
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          Richard A. Eisner & Company, LLP

          Cambridge, Massachusetts
          October 14, 1996